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                                                                      EXHIBIT 21











                               WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT




                               Incorporated
          Name of Company          In          Subsidiary Of
   --------------------------  ------------  -----------------

   House of Advertising, Inc.   Wisconsin    Weyco Group, Inc.

   Weyco Investments, Inc.      Nevada       Weyco Group, Inc.